Exhibit 99.1

[Certain confidential information contained in this document, marked by brackets (“[ *** ]”), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

 Corporation

MANUFACTURE AND PURCHASE AGREEMENT

“McDATA”

McDATA Corporation

380 Interlocken Crescent

Broomfield, CO  80021-3464

“Supplier”

Supplier

Solectron Corporation

847 Gibraltar Drive

Milpitas, CA 95035

The Effective Date of this Manufacturing and Purchase Agreement shall be:   [***]

(to be completed by McDATA)

The following identified documents are incorporated herein by reference.

☒            Manufacturing and Purchase Agreement

☒            Appendix 1– Products

☒            Appendix 2 – Production Quote Model

☒            Appendix 3 – Price Matrix

☒            Appendix 4 - Contract Quality Requirements

This Agreement and the Appendices identified above, constitutes the entire agreement between McDATA and SUPPLIER with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral or written representations, proposals or agreements between the parties concerning the subject matter of this Agreement.  In the event of any conflict between the terms of this Agreement and of any Appendix, the terms of the Agreement shall govern.

Accepted and agreed to by:		Accepted and agreed to by:

McDATA Corporation (McDATA)		Solectron Corporation (Supplier)

Signed:		Signed:
	(Authorized Signature)	(Authorized Signature)

Name:	[***]	Name:

Title:	[***]	Title:

Date:		Date:

This Manufacture and Purchase Agreement (the “Agreement”) is entered into by and between McDATA and SUPPLIER.

WHEREAS, this Agreement contemplates the manufacture and purchase of McDATA’s [***] [***]Product, and any future products mutually agreed to by both parties;

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties, intending to be legally bound, agree as follows:

1.                   SCOPE

This Agreement establishes the non-exclusive terms and conditions under which McDATA agrees to purchase from SUPPLIER and SUPPLIER agrees to, manufacture and supply to McDATA certain Products (as defined below).

2.                   DEFINITIONS

2.1            “Blanket Purchase Orders” means the blanket purchase orders for a rolling eight week period as set forth in Section 6.3.

2.2            “Direct Ship Products” means Product(s) being shipped by SUPPLIER directly to McDATA’s Customer.

2.3            “Engineering Change Order” or “ECO” means a change to a Specification, McDATA Process Documentation, SUPPLIER Process Documentation that affects fit, form ,or function of the Products.

2.4            “Engineering Change Request” or “ECR” means a notification from one party to the other, outlining in detail, the specific requirements of an Engineering Change Order.

2.5            “Finished Goods” means Product that has met the Specifications, which includes any applicable Product Acceptance Tests, and is ready for shipment.

2.6            “McDATA Process Documentation” means documents provided by McDATA to SUPPLIER to define the McDATA process SUPPLIER shall use to manufacture the Products.

2.7            “Manufacturability” means the ability to produce the Products to McDATA’s Specifications, McDATA Process Documentation, SUPPLIER Process Documentation, and SUPPLIER practices and manufacturing capabilities, in accordance with the terms stated in Appendix 4, including without limitation the testability of the Products utilizing the mutually agreed upon Product Acceptance Tests (as defined herein) resulting in commercially acceptable yields.

2.8            “Non-direct Ship Products” means all other Product(s) not being shipped by SUPPLIER directly to McDATA’s Customer.

2.9            “Product(s)” refers to the McDATA products described on the attached Appendix 1, as may be amended from time to time, which meet the Specifications agreed upon by the Parties.

2.10  “Product Acceptance Tests” means the testing array to be applied by SUPPLIER to individual Products as mutually agreed by the Parties in writing.

2.11     “Purchase Order Release” means a binding purchase order release issued by McDATA to SUPPLIER.

2.12     “SUPPLIER Process Documentation” means the documents used by SUPPLIER to define the process SUPPLIER shall use to manufacture the Products.

2.13     “SUPPLIER Contract Quality Requirements” means the requirements specified on Appendix 4, as provided by McDATA to SUPPLIER and agreed to by SUPPLIER, to define the quality assurance procedures and requirements necessary in the manufacture of the Products.

2.14     “Specifications” means McDATA Product documents, specifications, Acceptance Tests, drawings, Bills of Materials (“BOM”) provided by McDATA to SUPPLIER that provide the objective physical specifications for the work to be performed.

2.15     “Transformation Costs” means all costs associated with the manufacture of the Products, excluding raw material costs.

3                 PRODUCTS

3.1       Products.  SUPPLIER agrees to manufacture for McDATA the Products listed on Appendix 1.  The Parties agree that changes (additions or deletions) to Appendix 1 may be made, provided the Parties mutually agree in writing to such changes.  The Parties agree that additional Products may be added to Appendix 1 and Appendix 1 will be deemed amended upon McDATA’s issuance of a Purchase Order Release pursuant to SUPPLIER’s written quotation for the Products.

3.2       Product Specifications.  SUPPLIER agrees to manufacture the Products in accordance with the Specifications.  Upon mutual agreement on terms, conditions, and price, Product Specifications may be  amended from time to time.

3.3       Quality and Reliability Assurance.  SUPPLIER agrees to manufacture the Products in accordance with the quality and reliability assurance requirements specified in Appendix 4 (SUPPLIER Contract Quality Requirements).  Appendix 4may be amended from time to time in writing as mutually agreed.

3.4       Identification of Products and Trademark Rights

3.4.1                     Identification of Products.  SUPPLIER and McDATA hereby agree that Products sold hereunder will be labeled and marketed by McDATA under McDATA’s (or its Customers’) trademarks. SUPPLIER shall have the right to affix and McDATA shall not remove or cover over any nameplate indicating model number, serial number, patent number and/or patent pending legends, and any other markings which may be required by law or by regulatory agencies, where covering over such nameplate would violate any laws, patents, or trademarks.

3.4.2                     Trademark Rights.

3.4.2.1           McDATA shall provide to SUPPLIER for each Product a list and description of the trademarks, trade names, insignia, symbols, decorative designs or packaging designs (collectively the “Trademarks”) to be affixed by SUPPLIER to the finished Products or to the packaging of such finished Products.  McDATA represents that it is the owner or has the right to grant licenses to the Trademarks and hereby grants SUPPLIER a [***],[***],[***] license to use the Trademarks for the purposes set forth herein.  SUPPLIER agrees to affix the Trademarks in strict conformity with the then-current McDATA written instructions and standards received by SUPPLIER.    However, nothing in this Agreement shall operate to confer on SUPPLIER any right to use any Trademark for any purpose other than in connection with the manufacture or repair of Products in accordance with this Agreement.

3.4.2.2           It is the intention of the parties to protect as fully as possible all of their rights to their respective trademarks.  Therefore, no right is granted hereunder for either party to use the trademarks of the other party, except as specifically permitted in writing by such other party.  Willful use of either party’s trademark by the other party contrary to the provisions of this Section shall constitute a material breach of this Agreement.

4.              MANUFACTURE OF PRODUCTS

4.1       Manufacture of Products.  SUPPLIER shall manufacture for McDATA such quantities and types of Products as McDATA may order from time to time, and as SUPPLIER may accept pursuant to this Agreement.  SUPPLIER shall not, unless otherwise specified in a written agreement entered into by McDATA, manufacture or sell any Product except as directed by McDATA hereunder.  Notwithstanding the foregoing, nothing in this Agreement shall be deemed to grant SUPPLIER any right to use McDATA’s name for any purpose other than as expressly provided herein or otherwise mutually agreed.

4.2       Manufacturability of McDATA Design.

4.2.1                     New Products.  McDATA shall provide its Specification(s) and may provide McDATA Process Documentation to SUPPLIER for new Products. SUPPLIER shall provide to McDATA a New Product Project Plan (Section 10.3) including feedback associated with materials and manufacturing,and suggested improvements to McDATA in writing as to the Manufacturability of such design(s).  Upon McDATA’s review of such New Product Project Plan submitted by SUPPLIER, and upon mutual agreement and written authorization by McDATA, SUPPLIER shall commence production of the new Product.  In the event McDATA instructs SUPPLIER to commence production prior to mutual agreement of such New Product Project Plan, such commencement does not indicate SUPPLIER’s agreement as to the Manufacturability of such New

Product design.  If SUPPLIER commences production prior to mutual agreement and/or McDATA’s specific instructions to commence production, and McDATA rejects the finished Product when delivered to McDATA, then SUPPLIER shall bear the production costs associated with that production run.  McDATA’s failure to reject such Product shall not invalidate SUPPLIER’s warranty obligations hereunder.

4.2.2                     Engineering Change Orders.  McDATA shall provide its Specification(s) and may provide McDATA Process Documentation to SUPPLIER for existing Products. SUPPLIER shall provide to McDATA an ECO Project Plan for Engineering Change Orders (Section 4.6) including without limitation feedback, material and manufacture risk assessment, and suggested improvements in writing as to the Manufacturability of such Engineering Change Orders (ECO).    Upon McDATA’s review of such ECO Project Plan submitted by SUPPLIER, and upon mutual agreement and written authorization by McDATA, SUPPLIER shall commence production of the Products implementing the ECO or continue production without implementing such ECO.  In the event McDATA instructs SUPPLIER to commence production implementing such ECO prior to mutual agreement of such ECO Project Plan, such commencement does not indicate SUPPLIER’s agreement as to the Manufacturability of such ECO design.  If SUPPLIER commences production prior to mutual agreement and/or McDATA’s specific instructions to commence or continue production, and McDATA rejects the finished Product when delivered to McDATA, then SUPPLIER shall bear the production costs associated with that production run.  McDATA’s failure to reject such Product shall not invalidate SUPPLIER’s warranty obligations hereunder.

4.3       Manufacture in Accordance with Specifications. SUPPLIER shall manufacture all Products in strict conformity with all applicable Specifications, SUPPLIER Process Documentation, McDATA Process Documentation, and SUPPLIER Contract Quality Requirements and all applicable laws and regulations.  SUPPLIER shall not make any change in or deviate in any way from such Specifications except pursuant to an Engineering Change Order approved as provided in this Agreement. Further, SUPPLIER shall ensure, that SUPPLIER’s manufacturing processes shall meet the requirements of the regulatory agencies applicable to the manufacture of the Products, including without limitation Underwriters’ Laboratory (UL), U.S. Federal Communications Commission (FCC), and the Canadian Standards Association (CSA).  In the event of a breach of this section, in addition to other remedies provided in this Agreement and available to McDATA at law, SUPPLIER shall be liable for and shall pay all costs associated with any retrieval, retest, rework, and/or reinstallation required due to such breach, including without limitation material, labor, and overhead costs.  McDATA agrees to cooperate with SUPPLIER in relocating manufacturing locations upon request of SUPPLIER for SUPPLIER strategic business reasons, provided, however, that McDATA’s final approval of such relocation is subject to certification and the meeting of quality standards for McDATA’s Customers (as defined in Section 4.4 below).

4.4       Location and Qualification of Manufacturing Operations.  SUPPLIER shall manufacture all Products, in whole or in part, in its plant in [***],[***]and [***],[***]unless McDATA authorizes SUPPLIER in writing to manufacture Products in another plant location.  SUPPLIER acknowledges and agrees to cooperate with McDATA’s Customers (as defined in this section below) to approve the manufacture location. Other SUPPLIER facilities may manufacture McDATA Products upon meeting the certification and quality standards required by McDATA and certain of McDATA’s OEM and reseller customers that have supplier qualification rights (“McDATA Customers”).  Should the quality standards of any SUPPLIER facility fall below McDATA’s documented and accepted requirements for the manufacture of its Product, and it is necessary for McDATA to re-qualify one of SUPPLIER’s manufacturing facilities, SUPPLIER will reimburse McDATA for reasonable expenses incurred by McDATA for such re-qualification.

4.5       Approved Supplier List and Manufacturer’s Parts List.  SUPPLIER agrees to comply with the terms specified in Appendix 4(SUPPLIER Contract Quality Requirements) with regard to supplier management.   SUPPLIER will provide warranty coverage on materials listed on the Approved Supplier List and Manufacturer’s Parts List.

4.6       McDATA Engineering Change Orders.

4.6.1                     In the event McDATA intends to implement an Engineering Change Order, McDATA shall provide a written Engineering Change Request to SUPPLIER outlining, in specific detail, the proposed change.  SUPPLIER may at any time propose an ECO by providing an ECR to McDATA.

4.6.2                     The recipient of an ECR will use commercially reasonable efforts to provide a preliminary response (acknowledging receipt of the ECR and all associated documentation) within [***] ([***])[***][***]of receipt, and a more detailed written response within  [***] ([***])[***][***]of receipt unless otherwise mutually agreed to in writing.  Such detailed response shall include without limitation, (i) the proposed implementation plan for such ECO; (ii) the likely pricing and scheduling impact of the ECO on any open purchase order; (iii) DFx analysis;( additional [***] ([***])[***][***]if required) and (iv) the target date for SUPPLIER implementing the ECO (collectively, the “ECO Project Plan”).

4.6.3                     McDATA will verbally notify the SUPPLIER program manager of any emergency ECR followed by a written confirmation, which may be in the form of a confirming e-mail, facsimile or hard copy delivered to SUPPLIER.  SUPPLIER will, within [***] ([***])[***][***]of receiving the written notice from McDATA, provide a written response to an emergency ECR issued by McDATA that requires a “Stop Build” or “Stop Ship” as further defined in the ECR.

4.6.4                     In the event either party identifies an engineering change that must be implemented for reasons of safety or environment (“Safety or Environment Change”), the parties agree to cooperate and implement such Safety or Environment Change as soon as possible after discovery.  Once such a Safety or Environment Change is discovered, the parties agree that no affected product shall be manufactured or shipped until such Safety or Environment Change has been implemented, notwithstanding any delay in scheduled delivery dates or changes to price.  The parties further agree to cooperate in the implementation of such Safety or Environment Change on Product shipped prior to discovery of the hazard.  In this regard, SUPPLIER agrees to prepare a quotation for the manufacture of field change kits or to implement factory retrofitting, as appropriate.  McDATA and SUPPLIER shall mutually agree on a case-by-case basis on appropriate charges for the implementation of a Safety or Environment Change on WIP, finished goods awaiting shipment and in field Products.

4.6.5                     Both Parties agree to notify the other party immediately if it is aware that anything in an ECR or ECO could affect the safety and well-being of employees and/or customers.

4.6.6                     The parties shall mutually agree in writing to each ECO, and to the implementation and all costs thereof.  SUPPLIER shall not commence implementation of an ECO until both parties agree to such ECO in writing.

4.6.7                     In the event SUPPLIER implements an unauthorized change, upon notification by McDATA, SUPPLIER shall be liable for, and shall pay all costs associated with any retrieval, retest, rework and/or reinstallation required due to such breach, including without limitation material, labor, and overhead costs.

4.6.8                     Any excess materials resulting from an ECO will be dealt with in accordance with Section 8.5 (Excess Inventory) below.

4.7       Tooling and McDATA-owned Equipment.

4.7.1                     All tooling and McDATA-owned equipment, including without limitation, HASS chambers, in-circuit test fixtures, personal computers and printers (collectively, “Tooling”) furnished to SUPPLIER or developed by SUPPLIER for McDATA and paid for by McDATA shall be the sole property of McDATA and McDATA will provide instructions for marking as such.  SUPPLIER may use such Tooling only for the manufacture of McDATA’s Products purchased directly by McDATA, unless otherwise mutually agreed in writing.  On a semi-annual basis, or upon request by McDATA, SUPPLIER shall provide a detailed list of such Tooling owned by McDATA which is in SUPPLIER’s possession, including part number and manufacturer.

4.7.2                     SUPPLIER shall store, protect, preserve, and perform general maintenance on such Tooling in accordance with sound industry practice and McDATA’s requirements, but with no less care than SUPPLIER uses in the storage, protection, preservation, calibration and maintenance of its own property.  McDATA is responsible for any reasonable and mutually agreed upon cost associated with refurbishment including without limitation calibration, or the replacement of such Tooling.  In such an event that such refurbishment or replacement of Tooling is required, SUPPLIER will notify McDATA of such need, and request authorization to perform such action.  In the event McDATA’s Tooling becomes lost or damaged while in SUPPLIER’s possession for any reason other than through normal and proper use, SUPPLIER agrees to replace or repair such property at

SUPPLIER’s expense.  Within [***] ([***])[***]after the completion or termination of this Agreement, SUPPLIER will request McDATA to provide SUPPLIER with instructions for the disposition of all such Tooling, and McDATA will pay for packing and shipping such property.  Such Tooling disposition instructions and potential impact on SUPPLIER’s warranty capabilities shall be mutually agreed upon.

4.7.3                     In accordance with the provisions of Section 18.11, McDATA reserves the right to perform an audit at the SUPPLIER facilities to ensure compliance with this Section 4.7 and SUPPLIER’s obligations under this Agreement.

4.8            Change in Manufacturing Process.  SUPPLIER shall notify McDATA immediately in writing of any proposed significant change which would impact any manufacturing process, or use of equipment.  McDATA requires advance written notice of and must approve any and all changes that will affect Product quality or field reliability. Notwithstanding the foregoing, notice of emergency changes not deemed to be significant changes, and which do not affect Product quality, form, fit or function or field reliability, but deemed necessary by SUPPLIER to accommodate manufacturing processes during SUPPLIER’s normal business hours, may be provided to McDATA within [***] ([***])[***]of SUPPLIER’s implementation of such emergency change.

4.9            Country of Origin Certificate.  Upon McDATA request, SUPPLIER will provide a Country of Origin Certificate for SUPPLIER-manufactured Products.  McDATA shall cooperate with SUPPLIER’s efforts to provide the Country of Origin Certificate.

4.10     International Direct Ship Products.  Unless otherwise agreed, for Direct Ship Products being shipped internationally, McDATA shall be the importer of record for all Products exported from the country of manufacture and later imported and returned to McDATA or to SUPPLIER.  SUPPLIER will cooperate with McDATA in obtaining any export or import licenses for the Products.

Upon McDATA request, SUPPLIER will evaluate the Product to determine whether or not Product qualifies as originating goods within the North American Free Trade Agreement (NAFTA).  SUPPLIER will provide a NAFTA Certificate of Origin for those goods that are found to be NAFTA eligible.  McDATA will assist SUPPLIER by providing any information requested by SUPPLIER that is needed to evaluate the Product.  Such information may include, but is not limited to: engineering support, technical information, Product literature, functionality of Product , end use of Product, manufacturer and country of manufacture for any components supplied or consigned by McDATA.  In the event McDATA’s Product evaluation by SUPPLIER cannot be performed without incurring additional expenses, McDATA will be responsible for payment of such additional expenses.

SUPPLIER hereby certifies that it will not knowingly export, directly or indirectly, any U.S. origin technical data or software acquired from McDATA or any direct product of that technical data or software, to any country for which the United States Government requires an export license or other approval, without obtaining such approval from the United States Government.   Prior to the manufacture of any Product, both parties hereby agree to conduct an independent review of the Product to determine if the export of the Product requires an export license or other approval.

4.11     Environmental Matters.

4.11.1              SUPPLIER represents that it is currently in compliance with and that it shall continue to comply with all applicable laws, rules, orders, and regulations relating to the protection of the environment and related matters.  SUPPLIER acknowledges that any chemical, material or waste that may be used or generated in its processes, is solely its responsibility to properly handle, use, store, treat, and dispose of in accordance with the above mentioned applicable environmental laws and regulations.  SUPPLIER shall notify McDATA immediately of any change or possible change in SUPPLIER’s compliance with this section.

4.11.2              SUPPLIER agrees to provide McDATA, promptly upon request, with any and all reasonable and relevant information concerning its compliance with applicable environmental laws and regulations, including copies of required documentation.  SUPPLIER also agrees, upon reasonable notice and during normal office hours, to permit McDATA to inspect its premises and audit its reasonable and relevant records for the sole purpose of determining SUPPLIER’s compliance with all applicable environmental laws and regulations.  McDATA and its designated representatives shall be subject to the access restrictions contained in Section 18.11.

4.12                        Labor Disputes.  SUPPLIER shall immediately notify McDATA whenever any actual or potential labor dispute delays or threatens to delay the timely performance of this Agreement.

5                 PRODUCT PRICING

5.1                               Prices.   Prices for the Products will be established based on the Production Quote Model cited in Section 5.2 below together with the information from the Price Matrix (Appendix 3) cited in Section 5.3 and the Other Material pricing cited in Section 5.4 below.  Prices for the Products shall be mutually agreed upon by both parties in writing, signed by authorized signatories of each party.  Notwithstanding anything herein to the contrary, Prices may be adjusted on a periodic basis to reflect material changes in material costs caused by extraordinary market conditions, with McDATA’s approval  which will not be unreasonably withheld

5.2                               Production Quote Model.  SUPPLIER shall provide pricing quotation schedules to McDATA on a [***]basis [***] [***]of each [***]) for all Products, [***].  Additionally, SUPPLIER shall provide to McDATA a costed Bills of Materials (BOMs) with each quotation.  McDATA may, from time to time, request interim pricing quotations; such interim quotation shall be provided to McDATA within [***][***]of McDATA’s request.  McDATA’s issuance of a Purchase Order Releases indicates McDATA’s acceptance of such quotation. SUPPLIER shall use the Production Quote Model, attached hereto as Appendix 2, to provide such information to McDATA.

5.3                          Price Matrix. Supplier agrees to use the Price Matrix, attached hereto as Appendix 3, in conjunction with the Production Quote Model (Appendix 2) in determining the prices SUPPLIER shall charge to McDATA for the Products.

5.4                               “Other” Material Pricing.  Based on SUPPLIER-provided quotes, McDATA and SUPPLIER will identify high dollar components (“Other” Material), including without limitation, optical assemblies.   [***].

5.5       Cost Reduction Requirements.

5.5.1                        SUPPLIER understands that McDATA has established and negotiates on a regular basis, special volume price relationships with its component vendors.  If, by virtue of these special relationships, McDATA has obtained a better price and terms on certain components than has SUPPLIER, SUPPLIER agrees to purchase such components from said vendors at McDATA’s negotiated price.

5.5.2                        The parties agree that [***]of the material throughput costs will be reviewed and targeted for reduction on a [***]basis, and product quotes (in the form set forth on Appendix 2) will be updated accordingly on a [***]basis.  The parties further agree that [***]of the material throughput costs and the transformation costs (as defined below) will be reviewed and adjusted on a [***]basis. The pricing model referenced in Section 5.2 above shall be jointly reviewed by the parties at an agreed upon frequency, and may be modified with the mutual written agreement of the parties signed by authorized signatories of each party.  For purposes of this Agreement, “transformation costs” shall mean all costs associated with the manufacture of the Products, excluding raw material costs.  SUPPLIER and McDATA hereby agree to target reductions in the material cost of the Products by [***][***]and to target reductions in the transformation costs of the Product by [***][***]..  For the period of [***] ([***])[***]following the agreed implementation of any new sources, design or process changes recommended by SUPPLIER and approved by McDATA, SUPPLIER shall retain [***] ([***]) of all such reduction in overall cost.  Thereafter, McDATA shall be entitled to the full benefit of such cost reduction.

5.6       [***]

6                 FORECASTS, ORDERS, AND DELIVERY

6.1       Forecasts.  On a [***]basis, McDATA will provide a new forecast so as to maintain a minimum of [***] ([***])[***]rolling forecast (“Forecast”) of its projected orders for Products.  This [***][***]minimum shall be increased as needed to ensure forecasts are made through the current SUPPLIER quoted lead time of all components.  Any quantities listed in any forecast or other correspondence between the parties are only estimates and do not constitute a commitment on McDATA’s part to purchase such quantity.  Such forecasts are made as an accommodation for planning purposes and authorization for SUPPLIER’s purchase of agreed upon long leadtime materials as identified in the costed BOMs which accompany SUPPLIER price quotation..  Items with a Lead time greater than blanket Purchase Order coverage shall be identified to McDATA, and upon a [***] ([***])[***]approval, SUPPLIER is authorized to order such long lead components, and McDATA is financially responsible for such components.

6.2       Burst Capacity.   Based upon material availability and special test equipment capacity SUPPLIER shall make commercially reasonable efforts to plan capacity to accommodate approximately a [***]increase over the greater of the then-current forecast or Blanket Purchase Order run rate quantities for the given forecast or purchase period.  McDATA requests for increases may be subject to additional expediting charges and will be contingent upon manufacturing and materials assembly cycle time, availability of material, personnel and capacity resources.  Any such charges shall be reviewed and approved by McDATA prior to the increase being implemented.

6.3       Blanket Purchase Orders and Purchase Order Releases.  McDATA shall issue rolling Blanket Purchase Orders consistent with the Forecast to SUPPLIER for Products.  The value of such Blanket Purchase Orders will generally cover a rolling [***] of forecasted Products.  SUPPLIER shall build Products to Finished Goods pursuant to the quantities and due dates stated on such Blanket Purchase Order.  McDATA shall use commercially reasonable efforts, on a daily basis, to issue binding Purchase Order Releases against Blanket Purchase Orders to SUPPLIER for individual orders of Products to be shipped on the following day or in such time as specified on such Purchase Order Release.  If McDATA fails to provide Purchase Order Releases by 12:00 noon on a business day (SUPPLIER manufacturing facility time), SUPPLIER shall call McDATA to confirm that no releases are to be issued that day.  McDATA may transmit Purchase Orders Releases in writing, by facsimile or other means of electronic transfer agreed to by the parties.

6.4       Payment Terms.  Terms of payment are [***] ([***])[***]from date of undisputed invoice.  McDATA reserves the right to review SUPPLIER’S purchase orders, invoices or other backup documentation to support SUPPLIER’S claim for the value of any invoice. Any disputed invoices shall be paid on the original due date unless the resolution of such dispute occurs after such original due date. In that event, McDATA shall pay the undisputed portion on the original due date and the disputed portion [***] ([***])[***]after the date of resolution of the dispute.

6.5       Acceptance of Blanket Purchase Orders and Order Releases.  Within [***] ([***])[***][***]of SUPPLIER’S receipt of a Blanket Purchase Order, SUPPLIER shall provide written acknowledgement to McDATA of acceptance or rejection of such projected quantity.  In the event such Blanket Purchase Order is rejected, SUPPLIER shall provide the reasons for such rejection on the acknowledgement.  Within [***] ([***])[***][***]of SUPPLIER’s receipt of each order release that is consistent with the Blanket Purchase Order and scheduled to ship with in the next [***] ([***])[***], SUPPLIER shall provide acknowledgement to McDATA of order acceptance .

6.6       Delivery.  SUPPLIER shall deliver Products in accordance with the dates stated on the Purchase Order Release.  If McDATA requires delivery sooner than the date specified thereon, or if McDATA requires quantities in excess of the forecast or Blanket Purchase Order, SUPPLIER will use commercially reasonable efforts to comply with such requests, subject to capacity and material availability.  Any such requests for delivery sooner that the date specified in the Purchase Order Release or quantities in excess of the forecast or the Blanket Purchase Order may be subject to additional charges. Any such charges shall be reviewed and approved by McDATA prior to the increase being implemented.  Any deviation from the stated delivery date must be coordinated in advance.

6.7       Delayed Delivery.

6.7.1                     SUPPLIER shall immediately notify McDATA if delivery of any Products will be delayed and, concurrently, notify McDATA of the rescheduled delivery date.  In the event of such delay which exceeds [***][***], [***]. The notification may be communicated by facsimile, telephone, electronic mail, or any other method agreed to by the parties, provided that SUPPLIER shall use commercially reasonable efforts to obtain McDATA’s actual acknowledgement of the notice of anticipated delay.  SUPPLIER and McDATA will jointly develop alternatives to resolve any late delivery of the Product, including use of premium routing.  SUPPLIER will develop recovery plans with new committed shipment dates and communicate such plans to McDATA within [***] ([***])[***]of missed shipments.  If SUPPLIER is unable to deliver the Product on the acknowledged delivery date, through no fault of McDATA, McDATA may require SUPPLIER to pay the difference between premium routing rates and standard routing rates.

6.7.2                     Delivery The “Delivery Dates” shall be those specified as the “need by” date or the “scheduled ship date” stated on each Blanket Purchase Order or Purchase Order Release issued under this Agreement.  For Direct Ship Products (as defined in Section 6.11.1), deliveries will be considered on time if they are released to the common carrier on the Delivery Date stated on the Purchase Order Release. For Non-direct Ship Products (as defined in Section 6.11.2), deliveries will be considered on time if they are delivered to McDATA on the Delivery Date stated on the Purchase Order Release.

6.8       Order Rescheduling.

6.8.1                     McDATA may at any time reschedule anticipated purchases set forth in the Blanket Purchase Orders, and/or actual purchases set forth in the Purchase Order Releases within the following limitations:

Days from scheduled delivery date	% of quantity eligible for reschedule	Maximum number of days from original due date to reschedule due date
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

6.8.1.1               SUPPLIER will use reasonable efforts to accommodate other requests on a case-by-case basis.  Advances of the delivery schedule may be subject to additional charges and will be contingent upon availability of material, personnel and capacity resources.  Such charges shall be reviewed and approved by McDATA prior to the reschedule being executed.  Any rescheduled item shall be invoiced at the price in effect at the time of shipment..

6.8.1.2               n the event McDATA reschedules a shipment that requires SUPPLIER to hold material in excess of [***] ([***])[***]supply, McDATA will pay a [***]carrying charge as set forth in Section 8.5. McDATA may elect to purchase the material from Solectron.

6.8.1.3               Unless otherwise specified by mutual agreement, orders for tooling, test equipment or non-recurring services are firm and non-cancelable.

6.8.2                        Upon receipt of notice to reschedule Purchase Order Release quantities scheduled to ship within a [***] ([***])[***]window for which SUPPLIER has already placed material in either work-in-process (WIP) or Finished Goods, SUPPLIER will process the quantity into Finished Goods.

6.8.3                     SUPPLIER agrees to hold rescheduled finished Products(s) for up to [***] ([***])[***]beyond original scheduled delivery date and McDATA agrees to pay a [***] ([***])[***][***][***]carrying charge from the date such Product(s) were received into Finished Goods.. In the event such rescheduled Products have not been released for shipment within such [***][***]period, SUPPLIER shall invoice and ship Products. Upon request by McDATA, SUPPLIER shall extend delivery of such Product on mutually agreed upon terms.

6.8.4                     Unless otherwise specified by mutual agreement, orders for tooling, test equipment or non-recurring services are firm and non-cancelable

6.9       [***].

6.10          Packaging.   SUPPLIER shall package each Product in accordance with McDATA’s Specifications.  In the event such Specifications are not provided, SUPPLIER shall package each Product in accordance with SUPPLIER’s standard commercial practices for domestic or international shipment.  SUPPLIER shall include with each shipment a list of contents, including serial numbers, to allow review of contents upon receipt.  Unitized packaging, suitable for reshipment as a single spare part unit or assembly without additional packaging, and which shall at least conform to minimum acceptable industry standards shall be made available for purchase by McDATA for reshipment of spares to end users.  Product, Repairs and Spare parts must be labeled with the McDATA part number (or other part number specified by McDATA) and SUPPLIER’s serial number and revision number.

6.11          Shipment, Title and Risk of Loss.

6.11.1                  For “Direct Ship Products”, such Product shall be shipped [***],[***][***]of manufacture.  Title to and risk of loss for such Products shipped directly to McDATA’s Customer shall pass to McDATA upon [***].  SUPPLIER agrees to ship Products, per the blanket purchase order, [***] ([***])[***][***]after receipt of a Purchase Order Release, provided SUPPLIER receives such release no later than 12: 00 noon SUPPLIER manufacturing facility time.

6.11.2                  For “Non-direct Ship Products”, such Product shall be shipped [***]:,[***][***], SUPPLIER plant of manufacture.  Title to and risk of loss for such Products shall pass to McDATA upon [***]. SUPPLIER agrees to ship Products, per the blanket purchase order, [***] ([***])[***][***]after receipt of a Purchase Order Release, provided SUPPLIER receives such release no later than 12: 00 noon SUPPLIER manufacturing facility time.

7                 WARRANTY AND DISCLAIMER.

7.1       Performance Warranties.  SUPPLIER represents and warrants to McDATA that (a) it has the power to enter into and perform its obligations under this Agreement; (b) it has and will have full and sufficient right to assign or grant any rights and/or licenses granted pursuant to this Agreement; and (c) its performance of this Agreement shall not infringe upon or violate the intellectual property rights of any third party or violate any applicable U.S. federal, state or local laws.  McDATA represents and warrants to SUPPLIER that (a) it has the power to enter into and perform its obligations under this Agreement; (b) it has and will have full and sufficient right to assign or grant any rights and/or licenses granted pursuant to this Agreement; and (c) its performance of this Agreement shall not infringe upon or violate the intellectual property rights of any third party or violate any U.S. federal, state or municipal laws

7.2       Product Warranty

7.2.1                     For a period of [***] ([***])[***] ( and [***]) from date of manufacture, SUPPLIER warrants the Products will:

7.2.1.1           [***];

7.2.1.2           [***];

7.2.1.3           [***]

7.2.1.4           [***].

7.2.1.5           [***].

7.2.2                     SUPPLIER will, and without charge to McDATA, promptly (within [***][***][***]of SUPPLIER’s receipt) repair, replace or refund, as determined by SUPPLIER, any Product which is defective and which is returned to SUPPLIER for warranty repair.  SUPPLIER’s liability hereunder is limited to the repair, or replacement of the defective Product, and if neither repair nor replacement is possible, a refund of the monies paid for such non-conforming Product.  SUPPLIER agrees that if a field replaceable unit (“FRU”) under warranty is returned by McDATA to SUPPLIER [***] ([***]) times for the same failure, or [***] ([***]) times for any non-cosmetic failure, an if SUPPLIER cannot verify such failure Supplier will return subject FRU’s to McDATA. . If no defect found exceeds [***]of total returns MCDATA shall reimburse SUPPLIER for all costs incurred such no defect found returns and   the parties will meet to re-evaluate the return policy and mutually agree upon a solution, and reimburse Supplier according to such solution.  Details of SUPPLIER’s policies regarding the repair or replacement of warranty returns will be reviewed and negotiated in good faith by the parties hereto.  SUPPLIER shall provide McDATA a quarterly report by serial number of the FRUs that have been returned to SUPPLIER [***] ([***]) times for the same warranted failure and [***] ([***]) times for any warranted non-cosmetic failure.  Product may consist in part of used FRUs which are warranted as equivalent to new when used in the Product.  Further, field-failed FRUs returned to SUPPLIER may not be incorporated into subsequently manufactured unit-level assemblies.  McDATA will identify the FRUs as being FRUs that have failed in the field, and send same to SUPPLIER.  Unless otherwise instructed by McDATA, SUPPLIER will repair and recertify such FRUs and return same to McDATA identified as recertified field-failed FRUs.All shipping costs for warranty repairs will be borne by SUPPLIER. McDATA agrees to pay freight charges incurred that are directly related to products  which are mutually determined to be no defect found.

7.2.3                     SUPPLIER makes NO WARRANTY as to software that is supplied on an “AS IS” basis.  Likewise, SUPPLIER makes NO WARRANTY as to prototypes, pre-production units, or units shipped at McDATA’S request with less than the full testing required hereunder.   Further, SUPPLIER provides NO WARRANTY that the product(s) is fit for the life support market or to be used in life support systems, critical care applications, human implantation, commercial aviation, nuclear facilities or systems or any other applications where product failure could lead to injury to persons, loss of life, or catastrophic property damage.

7.2.4                     [***]

7.2. 5                     [***][***]

7.2.6                     All claims for breach of warranty must be received by SUPPLIER no later than) [***] ([***])[***]after the expiration of the warranty period for the Product.

7.2.7.                  In the event McDATA requests that SUPPLIER repairs non-warranty returns for SUPPLIER manufactured products, SUPPLIER agrees to repair such returns.  McDATA will further pay SUPPLIER the rework costs associated with such non-warranty repairs. SUPPLIER agrees to notify McDATA of all non-warranty returns that are unrepairable  for McDATA disposition.

SUPPLIER agrees to notify McDATA of all rework costs associated with non-warranty repairs prior to commencing such rework. The Parties will mutually agree on non-warranty returns for non-SUPPLIER-manufactured products.  All shipping costs for such non-warranty returns are borne by McDATA.

7.2.8                     Failure analysis on return material authorization (RMA) shall be completed in accordance with Section 8 of Appendix 4 (SUPPLIER Contract Quality Requirements).

7.2.9                     SUPPLIER warrants to McDATA that the SUPPLIER Process Documentation which it provides to McDATA to manufacture the Products is accurate and complete unless SUPPLIER informs McDATA otherwise.

7.2.10              UNLESS EXPRESSLY AGREED TO BY SUPPLIER IN WRITING, SUPPLIER MAKES NO WARRANTY THAT THE PRODUCTS WILL (i) MEET ANY SPECIFICATION NOT MADE KNOWN TO AND AGREED TO BY SUPPLIER, OR (ii) RECEIVE THE APPROVAL OF OR BE CERTIFIED BY UNDERWRITERS LABORATORY, ANY FEDERAL, STATE, LOCAL OR FOREIGN GOVERNMENT AGENCY (INCLUDING WITHOUT LIMITATION THE FEDERAL COMMUNICATIONS COMMISSION) OR ANY OTHER PERSON OR ENTITY.  SUPPLIER ASSUMES NO RESPONSIBILITY FOR OBTAINING SUCH APPROVALS OR CERTIFICATIONS FOR THE PRODUCTS, OR MEETING SUCH UNKNOWN SPECIFICATIONS FOR THE PRODUCTS.

7.2.11              THE PRODUCT WARRANTY AND SUCH OTHER WARRANTIES AS AGREED TO IN THIS AGREEMENT ARE THE ONLY WARRANTIES GIVEN BY SUPPLIER.  SUPPLIER MAKES, AND McDATA RECEIVES, NO OTHER WARRANTY EITHER EXPRESSED OR IMPLIED. ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND ALL IMPLIED WARRANTIES OF TITLE FOR ANY McDATA-CONSIGNED OR McDATA-SUPPLIED MATERIALS ARE EXPRESSLY DISCLAIMED AND EXCLUDED HEREFROM.

7.3       [***].

7.3.1                     [***].

7.3.2                     [***].

7.3.3                     [***].

7.3.4 [***].

8                 INVENTORY RISK MANAGEMENT

8.1       Lead Time Expectations.  SUPPLIER shall actively work with its suppliers to continually reduce component and in-house process lead times.  Additionally, SUPPLIER will provide a tracking report on component lead times on a [***]basis.  Such report will reflect the number of part numbers with lead time in [***] ([***])[***] increments.

8.2       Non-cancelable Non-returnable (NCNR) Rules for Components.  Non-cancelable non-returnable (“NCNR”) is hereby defined as any component that is unique to McDATA’s Products and/or cannot be returned to the supplier or utilized by SUPPLIER on other customer programs.  On a [***]basis, SUPPLIER agrees to notify McDATA in writing of any components that are considered to be NCNR and for which SUPPLIER intends to hold McDATA liable for payment to SUPPLIER, and McDATA will provide written acceptance of such liability within [***] ([***])[***][***].  Due to the dynamic nature of NCNR components, SUPPLIER may experience changes in NCNR designation that were not disclosed in writing.  In such event, if material liability is created due to a forecast change by McDATA, SUPPLIER will provide backup data to justify the NCNR liability.   McDATA may choose to use a letter of intent to provide a blanket authorization for low dollar NCNR items.  Notwithstanding the above, McDATA must agree in writing to the components that constitute NCNR for which it may be liable for.  SUPPLIER shall provide McDATA a monthly report of NCNR products.

8.3       End-of-life Inventory Support.  SUPPLIER will notify McDATA as parts reach end-of-life, through a supplier of SUPPLIER declaring the end-of-life of its parts.  SUPPLIER will use reasonable commercial efforts to locate and qualify a reasonable alternative to replace the end-of-life parts and/or components.  If mutually agreed, SUPPLIER will execute an end-of-life buy of such end-of-life parts or components on McDATA’s behalf. SUPPLIER will continue to manage the end-of-life McDATA inventory for a mutually agreed upon term.  SUPPLIER shall use reasonable commercial efforts to mitigate McDATA’s liability for carrying costs by requesting that its suppliers hold such inventory.  SUPPLIER shall provide to McDATA, on a monthly basis, a summary report of on-hand and projected end-of-life liabilities.

8.4       Supplemental First Choice Purchases.  In the event McDATA has advised SUPPLIER that it has excess inventory that may be consumed in the Products, SUPPLIER agrees to purchase such inventory from McDATA at current market price as required to support McDATA Product orders, and SUPPLIER further agrees to accordingly adjust purchase orders for such parts that are in place with SUPPLIER’s vendors.  In no event shall SUPPLIER be obligated to purchase from McDATA more material than is required to meet current Purchase Orders volumes.

8.5       Excess Inventory.

8.5.1                     For purposes of this Agreement, “excess inventory” means on-hand (raw material) and on-order inventory [***] that exceeds forecasted or purchase order demand.

8.5.2                     In the event SUPPLIER has excess inventory, SUPPLIER shall use reasonable commercial efforts to minimize McDATA’s liability relative to such excess inventory by: (a) using the excess inventory (when possible) on other programs within SUPPLIER facilities; (b) issuing cancellation notice on all outstanding material orders with SUPPLIER suppliers no later than [***] business days and (c) returning piece parts as allowed by SUPPLIER suppliers.   SUPPLIER will perform mitigation efforts for a period not to exceed [***][***].  On no less than a monthly basis, SUPPLIER agrees to provide to McDATA or make available to McDATA a report outlining such excess inventory.

8.5.3                     McDATA will be responsible for following Excess Inventory charges:

8.5.3.1               Excess  Inventory less than [***][***]of demand – [***] ([***])

8.5.3.2               Excess Inventory exceeding [***][***]of demand and up to [***][***]of demand [***] ([***) [***]on this inventory value.

8.5.3.3               Excess Inventory exceeding [***][***]of demand [***] ([***])[***][***]on this inventory value.

8.5.3.4               After performing mitigation efforts, SUPPLIER will notify McDATA of unmitigated inventory balance.  McDATA shall buyback the unmitigated balance of inventory exceeding [***][***]of demand within [***] ([***) [***]of notification, at quoted material cost plus quoted cost of acquisition.  Carrying costs on such buyback material will continue until SUPPLIER has invoiced material.

8.5.3.5               SUPPLIER will provide buyback material to Customer FCA (Incoterms 2000) SUPPLIER Manufacturing Facility

8.5.4                     Excess Inventory assessment will be adjudged against the demand and flexibility requirements.  Liability will include all existing inventory, supplier buffers and NCNR related to long lead time material, Blanket Purchase Orders and Purchase Order Releases that cannot be reduced by mitigation per standard purchasing practices.   Cancellation of Shipments in this Agreement includes any excess materials caused by customer controlled material shortages. Additionally, liability will include any supplier-imposed cancellation or restocking fees.

8.5.5                        [***]

8.5.6                        SUPPLIER’s shall supply reasonable backup documentation and records in support of SUPPLIER’s claims herein.

9                 RISK MANAGEMENT

9.1       Disaster Recovery.  Within [***] ([***])[***]of McDATA’s request, SUPPLIER agrees to provide McDATA a formal disaster recovery plan in writing.  Such plan shall delineate SUPPLIER’s ability to continue process development, Product manufacture and shipment, and to preserve contracted commitments in the event of a disaster (e.g., fire, flood, loss of database or engineering documentation, etc.).  The plan shall be designed to encompass all aspects of SUPPLIER’s commitments.

The disaster recovery plan shall address, at a minimum:

a)                                      [***]

b)                                     [***]

c)                                      [***]

d)                                     [***]

e)                                      [***]

f)                                        [***]

g)                                     [***]

h)                                     [***]

i)                                         [***].

9.2            Key Personnel.  SUPPLIER shall notify McDATA in advance of any known change in SUPPLIER key personnel assigned to McDATA’s account, including without limitation, day-to-day operational contacts, SUPPLIER management team, and any other individuals SUPPLIER believes to be key to SUPPLIER’s performance under this Agreement.

9.3            Supplier Disaster Recovery Plan.  SUPPLIER shall use commercially reasonable efforts to ensure that each of its strategic sole source suppliers supplying components for the Products has a disaster recovery strategy in place.

10               PROGRAM MANAGEMENT

10.1     Quarterly Reviews.  SUPPLIER and McDATA shall participate in reviews, at a minimum on a quarterly basis, to discuss pricing and delivery; quality and reliability performance against mutually agreed upon performance goals; Product changes; deliveries; NCNR quantities; current and future business strategies; and other business opportunities as necessary.  Cost reduction attainment and suggestions for future cost reduction will be highlighted, along with action plans to remedy anticipated problems and to resolve existing problems.

10.2     [***]

10.3 New Product Introduction Program Coordination.   SUPPLIER agrees to assume the program management for new product introduction (NPI) for McDATA Products at SUPPLIER.  SUPPLIER’s  NPI  Program Manager  shall manage all aspects of NPI, including without limitation (i) quality planning expectations as further defined in the SUPPLIER Contract Quality Requirements, Appendix 4 attached hereto, including without limitation, subcontract supplier selection and qualification; receiving inspection; in-process inspection points and criteria; closed loop corrective action (“CLCA”);  (ii) prototype, alpha and pre-production build support expectations; qualification builds, reports and results; and (iii) DFx analysis support (Manufacturability).   SUPPLIER shall develop a project plan for each NPI encompassing all such aspects of NPI as set forth above (“New Product Project Plan”), including without limitation, defining the point at which SUPPLIER shall warrant to McDATA the Manufacturability of any such new Product.

11               CONFIDENTIAL INFORMATION AND NON-DISCLOSURE

11.1     Confidential Information.

11.1.1              Each party acknowledges that it may have access to certain Confidential Information of the other party.  As used herein, “Confidential Information” means any and all technical or business or financial information, including third party information, furnished or disclosed, in whatever form or medium (regardless of whether tangible, intangible, visual or oral), by one party to the other, including but not limited to information regarding patents and patent applications, trade secrets, works of authorship, software programs, software source documents, software architecture, algorithms, formulae, ideas, techniques, know-how, processes, inventions, apparatuses, equipment, models, information related to current, future and proposed products and services, research, experimental work, development, design details, specifications and engineering information, procurement, purchasing and manufacturing requirements, costs, pricing, potential and actual customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising information, marketing plans; information regarding third parties; and any physical manifestations of Confidential Information (such as notes, reports, memoranda, etc.).  Confidential Information includes without limitation all information that is clearly identified at the time of disclosure as confidential or that, under the circumstances of its disclosure, ought in good faith be treated as confidential.

11.1.2              The Recipient shall hold such Confidential Information in the strictest confidence, and release such information only to those employees requiring such information during the course of business between the Parties.  Each employee is subject to the Recipient’s confidentiality policy to protect disclosed Confidential Information.  Disclosure of such information to persons other than Recipient’s employees requires the Disclosing Party’s prior written consent.  All such Confidential Information disclosed to Recipient shall be and remain the sole property of the Disclosing Party.  Upon the Disclosing Party’s request, Recipient agrees to return all such Confidential Information and any copies thereof and/or data which contains the Confidential Information.

11.1.3              SUPPLIER acknowledges that McDATA’s and McDATA’s customers’ customer lists and ship to addresses are the Confidential Information of McDATA, and agrees to take all reasonable precautions to protect the confidentiality of such, including without limitation 1) complying with the terms and conditions of this Section 11.

11.2     Exceptions.  Information will not be deemed Confidential Information hereunder if the receiving party can demonstrate that such information:  (a) is already known to the receiving party prior to disclosure; (b) is independently developed by the receiving party without the use of the disclosing party’s Confidential Information; (c) is or becomes publicly available through no fault of the receiving party; or (d) is lawfully disclosed to the receiving party by a third party without restriction on disclosure and without breach of a nondisclosure obligation.  A party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that such party gives the other party reasonable prior written notice sufficient to allow the other party time to contest such disclosure.

11.3     Non-Disclosure Obligation.  Each party agrees that for a period of [***] ([***])[***]following the disclosure of Confidential Information, it (a) will not use, directly or indirectly, or reproduce the Confidential Information of the other party for any purpose except in accordance with the terms of the Agreement; (b) will not disclose the Confidential Information of the other party to any third parties except as expressly permitted in this Agreement; and (c) will use reasonable care, but in all events at least the same degree of care that it uses to protect its own information of similar importance, to protect and maintain the confidentiality of all Confidential Information of the other party in its possession or control.  Each party agrees not to disclose Confidential Information to its employees or agents unless (1) such employees or agents have a “need to know” such Confidential Information and (2) have agreed in writing to be bound by non-disclosure obligations at least as restrictive as those set forth herein.  Each party further agrees to take commercially reasonably steps to ensure that the other party’s Confidential Information is not disclosed or distributed by its employees or agents in violation of this Section 11.

11.4     Effect of Termination.  Upon the termination or expiration of this Agreement, or upon any request of a party, all Confidential Information, together with any copies of same as may be authorized herein, will (at the election of the disclosing party) either be returned to the disclosing party or certified destroyed by the receiving party.  Notwithstanding the termination or expiration of this Agreement, each party agrees the requirements regarding use, confidentiality and non-disclosure set forth herein will survive the termination or expiration of this Agreement for a period of [***] from the date of the disclosure of the Confidential Information.  Notwithstanding the provisions of this Section 11, SUPPLIER’s obligation for non-disclosure with regard to McDATA’s Specifications and McDATA Process Documentation shall remain in full force and effect and subject to the terms of this Section 11 indefinitely.

11.5     Injunctive Relief.  In the event of any breach of this Section 11or any breach of McDATA’s Intellectual Property rights by SUPPLIER, the parties agree that the non-breaching party may suffer irreparable harm for which monetary damages would be an inadequate remedy.  Accordingly, the parties hereby agree that the non-breaching party shall be entitled to seek injunctive relief, in addition to any other available remedies at law or in equity.

11.6     Transmissions Outside Country (Except to and From Mexico). Each party agrees that it will not, without the prior written consent of the other party, transmit Confidential Information received from the other party to any country outside of the United States of America and Mexico.

12               INDEMNIFICATION AND INSURANCE

12.1                        By McDATA. Subject to the provisions of Section 12.4, McDATA agrees, at its expense, to defend, indemnify and hold harmless SUPPLIER and its officers, directors and employees from and against all third party claims, suits and proceedings (i) arising in connection with product liability claims for the Products resulting from McDATA’s design of the Products or due to McDATA’s negligence or willful misconduct; (ii) relating to any breach of a representation or warranty by McDATA hereunder, or (iii) based on any third party claim that the McDATA’s design of the Products infringe or violate any United States patent or trademark, or worldwide trade secret or copyright, and will pay all final judgments awarded or settlements entered into on such claim, proceeding or suit. Notwithstanding the foregoing, McDATA shall not be liable for any claim of infringement to the extent any Product is altered or modified without McDATA’s authorization.

12.2                        By SUPPLIER. Subject to the provisions of Section 12.4, SUPPLIER agrees, at its expense, to defend, indemnify and hold harmless McDATA and its officers, directors and employees from and against all third party claims, suits and proceedings (i) subject to warranty obligations as set forth in Section 7 or product liability claims for the Products resulting from SUPPLIER’s manufacturing process or due to SUPPLIER’s negligence or willful misconduct; (ii) relating to any breach of a representation or warranty by SUPPLIER hereunder; and/or (iii) based on any third party claim that SUPPLIER’s manufacturing process of the Products infringes any third party’s United States patent or trademark, or worldwide trade secret or copyright and will pay all final judgments awarded or settlements entered into on such claim, proceeding or suit.

12.3                        By Either Party. Subject to the provisions of Section 12.4, each party shall defend, indemnify and hold the other party, its officers, directors and employees from and against any and all claims, including personal injury and death, losses, expenses (including reasonable attorneys’ fees), demand, or judgments (“Claims”) which result from or arise out of:

12.3.1              The presence, of either party’s agents, employees, subcontractors (Personnel), or equipment on the property of the other party or its customers that caused the Claims; or

12.3.2              The negligent performance by either party or its Personnel of any effort for or on behalf of the other party; or

12.3.3              The negligent acts, errors, or omissions of either party or its Personnel; or

12.4                        Indemnification Procedures. The indemnifying party’s indemnification obligations are conditioned upon the indemnified party:  (i) giving prompt notice of the claim or action to the indemnifying party; (ii) granting sole control of the defense or settlement of the claim or action to the indemnifying party (except that the indemnified party’s prior written approval will be required for any settlement that reasonably can be expected to require a material affirmative obligation of, result in any ongoing material liability to or materially prejudice or detrimentally impact the indemnified party in any way); and (iii) providing reasonable cooperation and, at the indemnifying party’s request and expense (except for the value of the time of the indemnified party’s employees), assistance to the indemnifying party in the defense or settlement of the claim or action.

12.5                        Insurance.  Each party agrees to maintain appropriate worker’s compensation insurance for its employees as well as commercial general liability insurance.  SUPPLIER agrees to maintain insurance in the following minimum amounts: [***]General Liability insurance plus [***]liability umbrella coverage; and [***]property insurance, plus [***]liability umbrella coverage.  Upon McDATA’s written request pursuant to the execution of this Agreement, SUPPLIER will provide McDATA with proof of such coverage in the form of a Certificate of Insurance Both parties must notify the other of any material changes in such insurance coverage.

13                                  LIMITATION OF LIABILITY. EXCLUDING CONFIDENTIALITY, INTELLECTUAL PROPERTY INDEMNIFICATION, AND EXPRESS WARRANTIES LIMITED BY SECTION 7,  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMIATION CONSEQUENTIAL DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA, RECORDS, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER ARISING UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABLITY OR OTHERWISE, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14                                  TERM AND TERMINATION

14.1                        Term.  The term of this Agreement shall be for [***] ([***])[***]from the Effective Date, and unless terminated pursuant to the termination provisions of this Agreement, will automatically renew for [***]

([***])[***]terms.  Either party may terminate this Agreement without cause by providing the other party [***]([***]) days written notice.

14.2                        Termination for Material Breach.  party may terminate this Agreement if the other party is in material breach of this Agreement and has not cured the breach within [*** ([***) days of written notice specifying the breach.  If the breach is not cured within the [*** ([***])[***]period, termination will become effective on the thirtieth (30th) day following the written notice.  Consent to extend the cure period for breaches other than nonpayment of fees shall not be unreasonably withheld, so long as the breaching party has commenced cure during the [***] ([***])[***]notice period and pursues cure of the breach in good faith.

14.3                        Termination for Insolvency.  Either party may immediately terminate this Agreement by written notice to the other upon the occurrence of any of the following events:  (i) either party becomes insolvent; (ii) a receiver is appointed for either party or its property; (iii) either party makes, or attempts to make, an assignment for the benefit of its creditors; (iv) any proceedings are commenced by or for either party under any bankruptcy, insolvency, or debtor’s relief law and such proceedings are not set aside within thirty days following their filing; and/or (v) either party liquidates or dissolves or makes a good faith attempt to liquidate or dissolve voluntarily or otherwise.

14.4            [***]

14.5            Return of Materials.   Upon the termination of this Agreement, each party shall promptly deliver to the other party any of the other party’s proprietary information in its possession, including, but not limited to, Confidential Information and/or developments, and all notes, records, engineering notebooks, Tooling, and other documents relating thereto.  Each party shall continue thereafter to promptly return to the other party any of the above mentioned materials and all copies thereof that come into its possession.

14.6            Dispute Resolution.  In the case of disputes between the Parties that cannot be resolved upon one Party issuing and the other Party receiving written notice of a dispute, the following escalation sequence is mutually agreed between the Parties.  Should the dispute not be resolved within fifteen (15) calendar days after dispute notification, both Parties agree to escalate the dispute to the appropriate Corporate Executive VP’s.  Should the dispute remain unresolved in the pursuing fifteen (15) day period from escalation, the Parties will discuss the legal options which best suit the dispute. In the event the Parties cannot agree on the legal option (judicial, mediation, or arbitration) on the thirty-fifth (35th) day after the dispute notification, the Parties agree to seek Arbitration as the means of settling the dispute.   The Parties agree to use the Commercial Arbitration Rules-Expedited Procedures of the American Arbitration Association.  If the Parties mutually agree upon one arbitrator to hear the case, one arbitrator will be used.  If the Parties cannot agree upon one arbitrator, then each Party will chose one arbitrator and the third arbitrator shall be selected by the other two arbitrators.    The period allowed for the arbitrator(s)’ discovery shall not exceed [***] ([**]) calendar days.  Arbitration shall be limited to [***] ([***]) days following discovery completion, and the judgment of the arbitrator(s) shall be final and binding upon the Parties.    Any arbitration pursuant to this Agreement shall be held in Boulder, Colorado.  Each party shall bear its own expenses and shall share equally the administrative expenses of the hearing, including, without limitation, arbitration fees and the expenses of a court reporter.

15            [***]

16          MARKETING OR PUBLICITY.  Neither party may publicize or disclose to any third party, without the written consent of the other party, the existence or terms of this Agreement except as required under applicable federal securities laws. SUPPLIER acknowledges and agrees that McDATA may be required to file this Agreement with the Securities and Exchange Commission (SEC).

17                      EXPORT ADMINISTRATION.  Each party agrees to comply with the U.S. Foreign Corrupt Practices Act and all relevant export laws and regulations of the United States and the country or territory in which the Products are provided (“Export Laws”) to assure that neither any deliverable, if any, nor any direct product thereof is (i) exported, directly or indirectly, in violation of Export Laws or (ii) intended to be used for any purposes prohibited by the Export Laws, including without limitation nuclear, chemical, or biological weapons proliferation. Supplier specifically agrees to conduct an independent review of the Products for compliance with the U.S. export laws and regulations, including but not limited to the Export Administration Act of 1979, as amended, and successor legislation, and the Export Administration Regulations passed by the Department of Commerce.

18                                  GENERAL PROVISIONS.

18.1                        Relationship of Parties.  McDATA and SUPPLIER are independent contractors.  Nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties.  Neither party is granted the right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of the other party, or to bind such other party in any manner to anything whatsoever.  It is expressly agreed that under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Each party shall be solely responsible for payment of all compensation and benefits payable to its employees, as well as all employment related taxes.

18.2                        Notices.  All notices required hereunder shall be in writing, and shall be deemed given when transmitted by facsimile (provided such facsimile is subsequently confirmed in writing within five (5) days of the facsimile date)  or deposited with an express delivery services with guaranteed third day delivery, prepaid, addressed as follows:

To SUPPLIER:	With an additional copy to:
[***]	[***]

To McDATA:	With an additional copy to:
[***]	[***]

18.3                        Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes which are beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, and governmental actions; provided that (a) the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (15) days of discovery thereof, and (ii) uses commercially reasonable efforts to correct such failure or delay in its performance, and (b) the delayed party’s time for performance or cure under this Agreement shall be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.  The party against whom this section is invoked shall have the right to terminate the affected installments under any Purchase Order Release.  This force majeure provision may not be invoked for failure or inability to make a payment under this Agreement.

18.4                        Amendment.  No provision of this Agreement will be deemed amended or modified by either party, unless such amendment or modification is made in writing and signed by authorized representatives of both parties.

18.5                        Non-Assignment; No Third-Party Rights.  Neither party may assign this Agreement or any of its rights or obligations hereunder without the other party’s prior written consent which shall not be unreasonably withheld or delayed.  In the event of such an assignment, the assignor must provide written notice of its intent to assign and the assignee must agree in writing to be bound by the terms and conditions of this Agreement.  Any assignment in violation of the foregoing restrictions shall be null and void.  This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties hereto.  This Agreement is for the sole and exclusive benefit of the parties hereto and not for the benefit of any third parties, and nothing in this Agreement shall be construed as giving any rights to any person not a party hereto.

18.6                        Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a proper authority having jurisdiction over this Agreement, such provision shall be deemed null and void and the remaining provisions of this Agreement shall remain in full force and effect.  The parties shall substitute for the affected provision an enforceable provision that approximates the intent and economic effect of the affected provision.

18.7                        Further Assurances.  The parties agree to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

18.8                        Attorney’s Fees.  If any litigation arises between the parties in connection with this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees, costs and expenses from the other party.

18.9                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of [***]excluding its choice of law provisions.  Any action brought in connection with this Agreement may be brought in the state or federal courts of Colorado.  In any such action, SUPPLIER submits to the personal jurisdiction of such courts.  The United Nations Convention on Contracts for the International Sale of Goods (CISG) is specifically excluded and shall not be applicable to any transaction contemplated herein.

18.10                 Entire Agreement.  This Agreement, together with any applicable appendices, constitutes the entire Agreement between McDATA and SUPPLIER relating to the subject matter of this Agreement.   This Agreement takes precedence over any pre-printed terms and conditions on invoices, purchase orders, acknowledgements, or other forms used by the parties in carrying out the terms and conditions of this Agreement.

18.11                 Right to Audit.  SUPPLIER shall provide McDATA reasonable backup documentation records for McDATA invoices, and any other reasonable and applicable documentation supporting cost and expenses incurred by SUPPLIER in performance of this Agreement.    Further, McDATA reserves the right to audit SUPPLIER’s facilities during business hours upon reasonable notice, to ensure SUPPLIER’s compliance with this Agreement.  McDATA shall ensure that any auditor performing audit duties, whether McDATA personnel or an independent auditor selected by McDATA, shall first have entered into SUPPLIER’s confidentiality agreement.  Such audit will be performed in a manner as not to interfere with SUPPLIER’S business and shall be subject to SUPPLIER’S access, safety and security rules.

18.12                 Counterparts.  This Agreement shall be executed upon the affixed signatures of both Parties’ duly authorized representatives.  Two (2) original copies shall be executed and be retained by the following:  one (1) original remains with McDATA and one (1) copy sent to SUPPLIER Contract Department in  Milpitas, CA

18.13                 Waiver.  No waiver of any right or remedy on one occasion by either party shall be deemed a waiver of such right or remedy on any other occasion.

[Certain confidential information contained in this document, marked by brackets (“[ *** ]”), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

AMENDMENT

TO

MANUFACTURING AND PURCHASE

AGREEMENT

This Amendment to Manufacturing and Purchase Agreement (“Amendment”) is made by and between Solectron Corporation (“Solectron”) and McDATA Corporation (“McDATA”) on this 16th day of December, 2003.

Whereas, Solectron and McDATA entered into a Manufacturing and Purchase Agreement dated June 25, 2002 (“MPA”) under which Solectron agree to provide certain manufacturing services to McDATA; and

Whereas, the as the first anniversary of the MPA approaches the parties wish to change certain terms and conditions and add additional terms and conditions to more accurately reflect their current business relationship;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the MPA as follows:

1.                                       Paragraph 6.2 is amended  and restated in its entirety as follows:

6.2                               Up Side Flexibility

6.2.1                        Burst Capacity.   Based upon material availability and special test equipment capacity SUPPLIER shall make commercially reasonable efforts to plan capacity to accommodate approximately a [***]increase over the greater of the then-current forecast or Blanket Purchase Order run rate quantities for the given forecast or purchase period.  McDATA requests for increases may be subject to additional expediting charges and will be contingent upon manufacturing and materials assembly cycle time, availability of material, personnel and capacity resources.  Any such charges shall be reviewed and approved by McDATA prior to the increase being implemented.

6.2.2                        Long Lead Component Buffer.  McDATA and Supplier may from time to time agree to establish a buffer for certain long lead components to support an additional un-forecasted demand.  For each long lead component for which the parties agree to maintain a buffer, Supplier shall report to McDATA the part number, description, lead time, cancellation lead times, any minimum order or economic order requirements, quantity and cost for each component.

Supplier shall be entitled to a inventory carrying charge of [***] ([***][***][***]for procuring and maintaining the long lead component buffer.  Supplier shall provide a monthly report outlining the value of the long lead component buffer and any associated carrying costs.

2.                                       Paragraph  8.5.1 is hereby amended and restated in its entirety as follows:

8.5.1                        For the purposes of this Agreement “excess inventory” means on-hand inventory, inventory associated with vendor managed inventory arrangements and on order inventory (NCNR and long lead time material) that exceeds forecasted or purchase order demand.

3.                                       Paragraph 8.6 is hereby added and shall read as follows:

8.6                                 Test Work in Process.  McDATA and Supplier shall agree to the incremental level of component inventory needed to support McDATA Product test requirements (for example: fully configured optical ports) and the pricing methodology and any carrying charges for these services. McDATA acknowledges its liability for the agreed to incremental component inventory in excess of Forecast due to reschedules, cancellations, engineering changes or end of life.   Supplier will use commercially reasonable efforts to mitigate the incremental inventory levels.

4.                                       Paragraph  5.6 is hereby added and shall read as follows:

5.6         Inventory Revaluation.  For the purposes of implementing price changes agreed to in Paragraph 5.2, McDATA has option to buy down inventory to realize cost changes earlier than Forecasted effective date. The buy down value shall be the difference between the current component cost and the new quoted price for same components, multiplied by the quantity of on-hand and on-order (which cannot be adjusted) inventory received prior to purchase of components at the new price.  McDATA agrees to issue a purchase order and Supplier shall invoice McDATA to cover the cost associated with the revaluation of inventory.

5.                                       Paragraph  5.6 of the MPA is hereby renumbered to Paragraph 5.7 and shall remain unchanged.

6.                                       Paragraph 7.4 is hereby added and shall read as follows:

7.4  Return Material Process.

7.4.1  [***].

7.4.2                        [***].

7.                                       Except as modified herein, the MPA, as amended, is hereby ratified and confirmed and is and shall remain in full force and effect subject to the terms thereof.  All defined terms used herein shall have the same meaning as set forth in the MPA.

IN WITNESS WHEREOF, McDATA and Supplier have entered into this Amendment as of the date first written above.

AGREED:		AGREED:

	MCDATA CORPORATION		SOLECTRON CORPORATION

BY:		BY:
	(Signature)		(Signature)

NAME:		NAME:

TITLE:		TITLE:

DATE:		DATE:

[Certain confidential information contained in this document, marked by brackets (“[ *** ]”), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

Amendment No. 002

to

McDATA / SOLECTRON MANUFACTURING

AND PURCHASE AGREEMENT

dated June 25, 2002

WHEREAS, McDATA Corporation (“McDATA”) and Solectron Corporation (“SUPPLIER”) have entered into this Amendment 002 (“Amendment 002”) to the Manufacturing and Purchasing Agreement that was executed in full and effective June 25, 2002 (“Agreement”).

 WHEREAS, McDATA and SUPPLIER hereby confirm that the parties wish to modify their business relationship to change the method of handling returned Products which are both in and out of warranty and which are customer owned or McDATA owned.

NOW, therefore, the parties agree as follows:

1.                  Background:  McDATA receives two types of returned Product (“Products”) which are to be processed by SUPPLIER.  They are as follows:

a.               Level 1:  Known failed Products that come back to be repaired or upgraded under warranty.

b.              Service Returns:  Products which are owned by McDATA and are to be upgraded.

2.                  Commencing on [***] McDATA and SUPPLIER wish to standardize the method in which Products are returned to SUPPLIER for repair and/or upgrade.  [***][***]………[***][***][***]

3.                  [***].

4.                  If a Product is received by SUPPLIER for repair or upgrade and, due to no fault of SUPPLIER, the Product cannot be repaired or upgraded, McDATA shall pay SUPPLIER for that Product and any reasonable cost associated with the disposition and advise SUPPLIER as to the disposition of the Product.

5.                  If a Product is received by SUPPLIER for upgrade and, due to no fault of SUPPLIER, the Product is determined to have a non-warranty failure, SUPPLIER shall notify McDATA of the issue and provide a quote as to the cost of repair.  McDATA will then advise SUPPLIER as to the disposition of the Product.

6.                  The price for any Engineering Change Order (ECO) implementation associated with an upgrade shall be quoted to McDATA and approved by McDATA prior to commencing the upgrade.

7.                  All Products returned to SUPPLIER must be clearly identified and labeled by McDATA as being one of the two categories (i.e. Level 1, or Service Return) specified in Paragraph 1 above.

8.                  Should the volume of returned Product exceed the agreed upon monthly capacity, the parties shall mutually agree on the cycle time to affect the repair or upgrade of the Product which exceeds the agreed upon capacity.  McDATA may not ship any returns back to SUPPLIER on the last two weeks of SUPPLIER’s Quarter End, unless such shipment is mutually agreed to.

9.                  [***].

Accepted and agreed to by:	Accepted and agreed to by:

McDATA Corporation (McDATA)	Solectron Corporation (SUPPLIER)

Signed:	Signed:

Name:	Name:

Title:	Title:

Date:	Date:

[Certain confidential information contained in this document, marked by brackets (“[ *** ]”), has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.]

Amendment No. 003

to

McDATA / SOLECTRON MANUFACTURING

AND PURCHASE AGREEMENT

dated June 25, 2002

This Amendment 003 (“Amendment 003”) to the Manufacturing and Purchasing Agreement executed in full and effective June 25, 2002, as previously amended (“Agreement”), is entered into this June 20, 2005 (“Effective Date”) by and between McDATA Corporation (“McDATA”) and Solectron Corporation (“SUPPLIER”) to become effective upon the Closing (as defined in the Purchase Agreement (as defined below)), provided that such Closing occurs on or before [***].

WHEREAS, McDATA and Supplier previously executed and are currently operating under the Agreement under which Supplier agreed to provide certain manufacturing and related services to McDATA;

WHEREAS McDATA and Supplier amended the Agreement in that certain Amendment 001 dated December 16, 2003 and Amendment 002 dated June 13, 2005 to Manufacturing and Purchase Agreement.

WHEREAS, McDATA has acquired additional products and product lines that it has requested Supplier to manufacture and Supplier has agreed to manufacture pursuant to the terms of the Agreement;

WHEREAS, McDATA and Supplier have entered into a Asset Purchase Agreement dated June 20, 2005, pursuant to which Supplier agreed to purchase certain manufacturing assets of a subsidiary of McDATA in Lumberton, New Jersey related to the additional products and product lines (the “Purchase Agreement”);

[***][***][***]

WHEREAS, McDATA and Supplier wish to change certain terms and conditions and add additional terms and conditions as set forth herein;

NOW THEREFORE, McDATA and Supplier, in consideration of the mutual covenants and promises in the Agreement and Amendments 001, and 002, as amended hereunder, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, hereby amend the Agreement as follows:

1.                                       Products.  Supplier agrees to manufacture for McDATA the historical CNT Products (“CNT Products”) and the McDATA Products (“McDATA Products”) listed in Appendix 1 to this Amendment 003.  The Parties agree that changes (additions or deletions) to Appendix 1 may be made, provided the Parties mutually agree in writing to such changes.  The Parties agree that additional products may be added to Appendix 1 and Appendix 1 will be deemed amended upon McDATA’s issuance of a Purchase Order Release pursuant to Supplier’s written quotation for the Products.

2.                                       Prices.  Initial prices and the pricing model for CNT Products will be set forth in Appendix 3 to this Amendment 003.  [***][***][***].  [***][***][***].  [***][***][***].  Except as set forth in Appendix 3, CNT Product pricing shall be subject to the terms and conditions of Section 5 of the Agreement.

3.                                       The first sentence of Paragraph 4.4 of the Agreement is hereby amended to read as follows:

“SUPPLIER shall manufacture all Products, in whole or in part, in its plant in [***][***] unless McDATA authorizes SUPPLIER in writing to manufacture Products in another plant location.”

4.                             Paragraph 7.2.4  of the Agreement is hereby amended by adding the following:

(i) noncompliance with the requirements of European Union Directives 2002/95/EU or 2002/96/EU, or any other law, regulation, directive or order governing the permissible content of regulated substances or the recycling of Product materials (collectively, “Environmental Directives”) (except  to the extent that such Environmental Directives are directly applicable to and govern the use of manufacturing process materials selected and used by Solectron in its manufacturing processes to produce the Product).

4.                                       Paragraph 7.2.4.1 is hereby added and shall read as follows:

[***]

5.                                       Paragraph 8.6 is hereby added and shall read as follows:

8.6         CNT Materials.  McDATA and Supplier agree that for the CNT Products until the production is transferred out of the Lumberton, New Jersey facility, McDATA shall purchase and consign to Supplier all inventory and materials.

8.6.1                        McDATA and Supplier agree that the material shall be subject to the following terms:

8.6.1.1               Be clearly marked and title to such property shall remain in the name of McDATA.

8.6.1.2               Be kept free of liens and encumbrances caused by Supplier.

8.6.2                        Liability for loss or damage to consigned material, in excess of a mutually agreed allowance for shrinkage, will pass to Supplier only after Supplier has signed for receipt of the material and verified the contents and part count of such consigned material.  In no event shall Supplier’s liability for loss or damage to such consigned materials exceed the book value of the consigned materials.  Liability for loss or damage to consigned material, including finished Products produced from the consigned material, will pass back to McDATA upon Supplier’s tender of such consigned material or finished Product to a carrier for shipment to McDATA.

8.6.3                        McDATA warrants that at the time of delivery of consigned material, McDATA has free and clear title to the consigned material.  McDATA warrants the consigned material against faulty workmanship and materials, that it meets applicable specifications and that any tooling, test, or other equipment performs the functions on which Solectron will rely to manufacture the Product.

8.6.4                        McDATA shall have the option to replace or repair defective consigned material. McDATA shall reimburse Supplier for reasonable rework, breakdown and set-up costs due to production breaks caused by defective consigned material.

8.6.5                        The parties agree that Supplier shall be entitled to a full Material Markup (MMU) as per the agreed Pricing model between the parties for consigned materials incorporated into the product(s) and as set forth in the Appendix 3.

6.                                       Paragraph 14.1 or the Agreement is hereby deleted in its entirety and the following is added:

14.1   Term.  The term if this Agreement shall be for [***] ([***])[***] from the Effective Date, and unless terminated pursuant to the termination provisions of this Agreement, will automatically renew for one (1) year terms.  Either party may terminate this Agreement without cause by providing the other party one hundred eighty (180) days written notice.

7.                                       [***][***][***][***]

8.                                       In addition to the Services provided under the Agreement, Supplier agrees to provide repair and other aftermarket support services to McDATA for the CNT Products, upon terms and conditions and at prices mutually agreed to by the parties.

9.                                       Except modified herein and in the Appendixes attached hereto, all other provisions of the Agreement and Amendment 001 and 002 including its Appendixes, remain in full force and effect.  In the case of inconsistency or conflict between the provisions of the Agreement, Amendment 001 and 002, and any provision contained in this Amendment 003 and the Appendixes, the provision contained in this Amendment 003 and the Appendixes shall take precedence.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment 003 by their respective duly authorized representatives to be effective as of the Effective Date.

Accepted and agreed to by:	Accepted and agreed to by:

McDATA Corporation (McDATA)	Solectron Corporation (SUPPLIER)

Signed:	Signed:

Name:	Name:

Title:	Title:

Date:	Date:

Appendix 1

CNT Products:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

McDATA Products:

[***]

[***]

[***]

[***]

[***]

[***]

[***]

[***]

Appendix 3

The Pricing model for products built in Lumberton, New Jersey will be as follows.  Upon shipment, McDATA will pay Supplier the price of the costed bill of material plus [***] ([***]) Value Add on products built at the Lumberton, New Jersey site only.  Value Add is defined as an additional percent added to Material Standard Cost. Value Add includes [***].  Supplier agrees to make best efforts to mitigate and control costs while building and fulfilling CNT Products out of Lumberton, New Jersey.  Upon the conclusion of each three (3) month period after the effective date of this agreement, McDATA agrees to pay Supplier all reasonable costs associated with the Lumberton site that have not been covered by the Value Added Revenue received by Supplier for the Products shipped.

Within five (5) business days after the conclusion of each of the foregoing three (3) month periods, Supplier shall prepare and submit to McDATA a statement setting forth the Value Added Revenues for the previous three (3) month period (each a “Reconciliation Statement” and collectively, the “Reconciliation Statements”).  If McDATA disagrees with an item contained in a Reconciliation Statement, McDATA may, within fifteen (15) days after delivery of such Reconciliation Statement to McDATA, deliver a notice to Supplier disagreeing with such calculations and setting forth McDATA’s reasons for the disagreement.  Any such disputes shall be resolved in accordance with the dispute resolution procedures contained in the agreement at section 14.6.  In the event that McDATA does not deliver a notice to Supplier disagreeing with such amount with in said fifteen (15) days, McDATA will be deemed to have accepted such calculation and issue payment to Supplier within thirty (30) days of the receipt of the Reconciliation Statement.

McDATA and Supplier agree to co-develop the Reconciliation Statement(s) and the format will be mutually agreed to.